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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                            ------------------------
                                    FORM 8-K

                 Current Report Pursuant to Section 13 or 15(d)
                     of The Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): March 6, 2003

                            ------------------------

                              Click Commerce, Inc.
             (Exact name of registrant as specified in its charter)

           Delaware                     0001107050               36-4088644
(State or other jurisdiction of      (Commission File           (IRS Employer
incorporation or organization)            Number)            Identification No.)

                       200 East Randolph Drive, Suite 4900
                             Chicago, Illinois 60601
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (312) 482-9006

                                       N/A
          (Former name or former address, if changed since last report)


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Item 5. Other Events.

     On March 6, 2003, Click Commerce, Inc. (the "Company") issued a press release, a copy of which is attached hereto as Exhibit 99.1, announcing that it had received a letter, dated March 4, 2003, from Insight Venture Management, LLC ("Insight") indicating that Insight is prepared to discuss a proposed offer by Insight to acquire all of the Company's common stock for a price per share between $3.55 and $3.80, subject to certain balance sheet adjustments. A copy of this letter is attached hereto as Exhibit 99.4. The letter follows a proposed letter of intent submitted by Insight on February 24, 2003, and a letter sent to Insight by David S. Stone, the Company's outside counsel, on March 3, 2003, rejecting the proposal described in Insight's letter of February 24, 2003. Copies of these letters are attached as Exhibits 99.2 and 99.3 hereto, respectively. The Company's Board of Directors is currently considering Insight's most recent proposed offer.

     According to a Statement on Schedule 13D filed by Insight and certain of its affiliates on March 6, 2003, Insight and its affiliates beneficially own approximately 18.9% of the Company's outstanding common stock.

     The Company has retained McDermott, Will & Emery as special counsel in connection with this matter.

Item 7. Financial Statements and Exhibits.

     (c)  Exhibits

          Exhibit
          Number    Description of Exhibit
          ------    ----------------------

           99.1     Press Release, dated March 6, 2003

           99.2 Letter of Intent, dated February 24, 2003, by Insight Venture Management, LLC to Click Commerce, Inc.

           99.3 Letter, dated March 3, 2003, by David S. Stone, outside counsel for Click Commerce, Inc., to Insight Venture Management, LLC rejecting the terms of the letter of intent, dated February 24, 2003

           99.4 Revised Letter, dated March 4, 2003, by Insight Venture Management, LLC to Click Commerce, Inc.

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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           CLICK COMMERCE, INC.

                                           By:  /s/  Michael W. Nelson
                                               ---------------------------
                                               Michael W. Nelson
                                               Vice President, Chief Financial
                                               Officer and Treasurer

Date:  March 6, 2003